AGREEMENT dated as of March 8, 2000 by and between, Capital Trust, Inc., a Maryland corporation ("CT"), and Travelers General Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company ("General REMI II").

                              Preliminary Statement

         A. General REMI II, Travelers Limited Real Estate Mezzanine Investments I, LLC, a Delaware limited liability company, and Travelers Limited Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company, CT, CT-F2-GP, LLC, a Delaware limited liability company that is wholly-owned by CT ("CT-F2-GP") and certain of their affiliates have entered into the Venture
Agreement, dated as of March 8, 2000 to provide for various common business enterprises in the area of mezzanine financing.

         B. CT-F2-GP and General REMI II will enter into the Limited Liability Company Agreement of CT MP II LLC, a Delaware limited liability company ("CT MP II") (the "LLC Agreement"), and have agreed that CT MP II will act as the general partner of CT Mezzanine Partners II LP, a Delaware limited partnership (the "Partnership").

         C. CT-F2-GP and General REMI II will cause CT MP II to enter into the Partnership Agreement of the Partnership with various limited partner investors (the "Partnership Agreement").

         D. Pursuant to the Venture Agreement, CT has agreed to contribute, provided that CT has obtained the approval of stockholders of CT required under the rules of the New York Stock Exchange (the "Stockholder Approval"), certain warrants (the "Warrants") to purchase shares of Common Stock, as defined below, to CT-F2-GP or its Affiliates, in which case CT-F2-GP or its Affiliate, as the case may be, will contribute the Warrants to CT MP II or its Affiliate, as the case may be, whereupon certain of the Warrants will be sold to General REMI II or its Affiliate, as the case may be, and the other of such Warrants will be assigned by CT MP II or its Affiliate, as the case may be, to Limited REMI II or its Affiliate, as the case may be, as compensation for services in procuring capital commitments.

         1. Payment Rights. As additional consideration for General REMI II entering into the Venture Agreement and the LLC Agreement, and performing its obligations thereunder, and for General REMI II (with CT-F2-GP) causing CT MP II to enter into the Partnership Agreement, CT grants to General REMI II contingent cash rights to receive payments from CT as provided herein (the "Rights").

         2. Certain Definitions.

            (a) "500,000 Reference Number" means 500,000 as adjusted pursuant to
     Section 4.

            (b) "4,750,000 Reference Number" means 4,750,000 as adjusted pursuant to Section 4.

            (c) "Amount Committed" at any time means the aggregate capital commitments made by the CIG Parties or high net worth individuals institutions who are clients of Citibank's private bank to the Partnership or other Funds co-sponsored by the CIG Parties and the CT Parties.

            (d) "Base Price" means five dollars ($5.00), subject to adjustment as provided herein.

            (e) "Board of Directors" means the board of directors of CT.

            (f) "Calculation Date" has the meaning set forth in Section 3(c) hereof.

            (g) "Closing Price" with respect to Common Stock, on any day, means the last reported sale price per share of Common Stock, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices per share of Common Stock on such day, regular way, in either case as reported on the NYSE Composite Tape, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on a national securities exchange, on the NASDAQ Stock Market of the National Association of Securities Dealers, Inc., or, if the Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices per share of Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors (or any committee duly authorized by the Board of Directors) for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors (or any committee duly authorized by the Board of Directors). In the event the Common Stock is converted into or exchanged for other securities, or other securities are issued with respect to Common Stock, the Closing Price with respect to such securities shall refer to the price (including fractions) determined in accordance with this subsection
     (g) of the securities that would be obtained upon the conversion or exchange of, or issued to an owner of, one (1) share of Common Stock.

            (h) "Common Stock" means the class A common stock, par value $.01 per share, of CT.

            (i) "Commencement Date" means the later of March 8, 2001 or the date of the initial closing of the Partnership.

            (j) "Current Market Price" on any date in question means the average of the daily Closing Prices for the five (5) Trading Day period ending on the earlier of the day in question and, if applicable, the last Trading Day before the "ex" date with respect to the issuance or distribution requiring such computation; provided, however, that if

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


     more than one event occurs that would require an adjustment pursuant to Sections 4 (a) through (d), inclusive, the Board of Directors shall in good faith make such adjustments to the Closing Prices during such five (5) Trading Day period as it reasonably deems appropriate to effectuate the intent of the adjustment provisions in Section 4 hereof, in which case any such determination by the Board of Directors shall be conclusive unless the Holder shall, within five (5) days of receipt of the Adjustment Certificate setting forth the adjustment made, request that the determination be made pursuant to the Appraisal Procedures. For purposes of this paragraph, the term "ex" date means the first date on which the shares of Common Stock trade regular way, without the right to receive such issuance or distribution, on the New York Stock Exchange or on such successor securities exchange as the shares of Common Stock may be listed on or in the relevant market from which the Closing Prices were obtained.

            (k) "Fund" means a pooled investment vehicle to engage in the making or acquisition of (a) senior and subordinated loans (whether interim, mid-term or long-term or a combination of the foregoing) to commercial real estate owners and property developers, (b) high-yield loans that are subordinate to the first lien mortgage loan on commercial real estate and are secured either by a second lien mortgage or a pledge of all or a portion of the ownership interest in the borrowing property owner (which investment may take the form of investments in certificates in trust or a preferred equity interest in the property owning entity), or (c) rated or unrated interests in public and private commercial mortgage backed securities.

            (l) "Maximum Number" at any time means the sum of (1) the 500,000 Reference Number plus (2) the 4,750,000 Reference Number multiplied by a fraction (not greater than one), the numerator of which is the Amount Committed at such time and the denominator of which is $250,000,000.

            (m) "Trading Day" means a day on which any securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

         3. Exercise of Rights. This Agreement shall enable General REMI II or a permitted transferee to whom General REMI II assigns its Rights (the "Holder") to receive payment from CT in accordance with this section.

            (a) The Holder may exercise its Rights under this Agreement in whole at any time, or in part from time to time, commencing on the Commencement Date and prior to 5:00 p.m., Eastern Time, on March 8, 2005, by giving notice of its election to exercise such Right to CT (the "Exercise Notice"); provided, however, that the Holder may exercise its Rights only once per fiscal quarter of CT. Any exercise of such Rights shall be effective on the date and at the time the Exercise Notice is received by CT (the "Exercise Date").

            (b) The Exercise Notice shall specify the whole number of Rights with respect to which the Rights are being exercised (each, an "Exercised Right"), provided that the number of Rights so specified (i) shall not exceed the excess, if any, of the

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


     Maximum Number at such time over the aggregate number of previously Exercised Rights (as adjusted pursuant to this Agreement) and (ii) shall not be less than 100,000.

            (c) With respect to each Exercised Right, CT shall pay to the Holder an amount (the "Proceeds") equal to the excess of:

                (i) the Current Market Price on the day preceding the Exercise
            Date (the "Calculation Date") over

                (ii) the Base Price on the Calculation Date.

CT shall pay the Proceeds to the Holder in cash within ten (10) days after the Exercise Date.

         4. Adjustments. The Base Price, the number of previously Exercised Rights, the 500,000 Reference Number, the 4,750,000 Reference Number and the Proceeds shall be subject to adjustment from time to time as set forth in this
Section 4. Whenever the Base Price is adjusted by operation of this Section 4, the number of previously Exercised Rights, the 500,000 Reference Number and the 4,750,000 Reference Number shall be adjusted as provided in subsection (e) hereof.

            (a) In case CT shall, while any of the Rights are outstanding, (i) pay a dividend or make any other distribution with respect to shares of Common Stock in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, (iii) combine outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of stock of CT (other than the reclassifications covered by subsection (d)), the Base Price shall be adjusted to be equal to a fraction, the numerator of which shall be the Base Price theretofore in effect and the denominator of which shall be the number of shares of Common Stock or other stock of CT that an owner of one share of Common Stock would own immediately following such action or, in the case of a dividend, distribution, subdivision, combination or reclassification with respect to which a record date has been established, prior to such record date. An adjustment made pursuant to this subsection shall be made immediately prior to the opening of business on the day following (x) the date of the payment of the dividend or distribution (retroactive to the record date) or (y) the effective date in the case of a subdivision, combination or reclassification (retroactive to the record date, if any). If the Board of Directors shall declare any dividend or other distribution or resolve to take any action referred to in this subsection, it shall provide written notice thereof to the Holder not less than 10 days prior to the record date fixed for determining the stockholders entitled to participate therein.

            (b) In case CT shall, while any of the Rights are outstanding, issue rights or warrants to purchase, or securities convertible into or exchangeable for, Common Stock (the "Stock Rights") to any holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the record date mentioned below) to subscribe for, purchase, convert or exchange shares of Common Stock at a price per share less than the Current Market Price on the record date mentioned below, provided the purchase price per share is less than the Base Price theretofore in effect, the

     Base Price shall be adjusted so that the same shall equal the amount determined by multiplying the Base Price theretofore in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Stock Rights plus the number of shares which the Aggregate Offering Price would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such Stock Rights plus the number of additional shares of Common Stock offered for subscription or purchase. "Aggregate Offering Price," as used in the preceding sentence, shall mean the amount received or receivable by CT in consideration of the issuance or sale of such Stock Rights plus any additional consideration payable to CT upon exercise thereof, in each case with reference to the total number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made immediately prior to the opening of business on the day following the date of issuance of such Stock Rights, retroactive to the record date for the determination of stockholders entitled to receive such Stock Rights.

            (c) In case CT shall, by dividend or otherwise, distribute to any holders of its outstanding shares of Common Stock evidences of its indebtedness, shares of any class or series of its stock, assets, securities convertible into or exchangeable for any of its stock, or rights or warrants to subscribe for or purchase any of its securities (excluding any Stock Rights referred to in subsection (b), any dividend or other distribution paid exclusively in cash and any dividend or other distribution referred to in subsection (a) of this Section 4), the Base Price shall be reduced so that the same shall equal the price determined by multiplying the Base Price theretofore in effect by a fraction, the numerator of which shall be the Current Market Price on the record date referred to below less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive unless the Holder shall, within five (5) days of receipt of the Adjustment Certificate setting forth the adjustment made, request that the determination be made pursuant to the Appraisal Procedures), on the record date referred to below, of the portion of the evidences of indebtedness, shares of stock, assets, convertible or exchangeable securities, rights or warrants (including fractions) so distributed with respect to each share of Common Stock and the denominator of which shall be such Current Market Price. Such adjustment shall be made immediately prior to the opening of business on the day following the date on which any such distribution is made, retroactive to the record date for the determination of stockholders entitled to receive such distribution. In the event that no such dividend or other distribution is so paid or made, the Base Price shall again be adjusted to be the Base Price which would then be in effect if such dividend or other distribution had not occurred. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (c) by reference to the actual or when-issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price.

            (d) In the case of any capital reorganization of CT or reclassification of the Common Stock, or any consolidation or merger to which CT is a party other than a merger or consolidation in which CT is the continuing corporation, or in the case of any sale or conveyance to another entity of the property of CT as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another

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


     corporation (including any exchange effected in connection with a merger of a third corporation into CT), the Proceeds with respect to each Exercised Right shall be adjusted to equal the excess of (i) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive unless the Holder shall (within five (5) days of receipt of the Adjustment Certificate (as defined below)) on the Calculation Date of the kind and amount of securities, cash or other property (including fractions) which an owner of one (1) share of Common Stock would have received immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance over (ii) the Base Price on the Calculation Date; and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the Proceeds thereafter payable upon exercise of the Rights. Notice of any such reorganization, reclassification, consolidation, merger, exchange, sale or conveyance shall be mailed to the Holder not less than thirty (30) days prior to such event. The above provisions of this subsection (d) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. CT shall require the issuer of such securities, cash or property in the transaction to be responsible for all of the agreements and obligations of CT hereunder.

            (e) Whenever the Base Price is adjusted as provided pursuant to this
     Section 4, the aggregate number of previously Exercised Rights the 500,000 Reference Number and the 4,750,000 Reference Number shall be adjusted by multiplying such number thereof immediately prior to such adjustment by a fraction, the numerator of which shall be the Base Price immediately prior to such adjustment, and the denominator of which shall be the Base Price immediately thereafter.

            (f) No adjustment in Base Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Base Price; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in determining whether any subsequent adjustment shall be required.

            (g) If any action would require adjustment of the Base Price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the Holder.

            (h) Except as stated above, the Base Price will not be adjusted for the issuance of shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, or carrying the right to purchase any of the foregoing.

            (i) In case CT shall, by dividend or otherwise, declare or make a distribution on the shares of Common Stock referred to in Section 4(c), the Holder, upon the exercise of Rights subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the

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



     effectiveness of the Base Price adjustment in respect of such distribution, shall also be entitled to receive, for each such Exercised Right, cash equal to the fair market value of the shares of Common Stock, evidences of indebtedness, shares of stock, assets, securities convertible into or exchangeable for any of its stock, or rights or warrants to subscribe for or purchase any of its securities (including fractions) so distributed with respect to each share of Common Stock (as determined in good faith by the Board of Directors, whose determination shall be conclusive unless the Holder shall, within five (5) days of receipt of the Adjustment Certificate setting forth the adjustment made, request that the determination be made pursuant to the Appraisal Procedures).

            (j) Whenever the Base Price is adjusted as provided in this Section 4 and upon any modification of the rights of the Holder in accordance with this Section 4, CT shall promptly prepare a certificate signed by the chief financial officer or the treasurer setting forth the adjusted Base Price and showing in reasonable detail the facts requiring such adjustment or modification and the manner of computing the same ("Adjustment Certificate") and cause copies of such certificate to be mailed to the Holder.

            (k) If the Board of Directors shall authorize and the Company shall declare any dividend or other distribution with respect to the Common Stock other than a distribution exclusively in cash, CT shall mail notice thereof to the Holder not less than ten (10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

            (l) If the Common Stock is converted into or exchanged for, or the owners of Common Stock become entitled to receive, shares of two or more classes of stock or other securities, the Board of Directors shall in good faith determine the allocation of the adjusted Base Price between or among such classes of stock or securities (whose determination shall be conclusive unless the Holder shall, within five (5) days of receipt of the Adjustment Certificate setting forth the adjustment made, request that the determination be made pursuant to the Appraisal Procedures).

            (m) Upon the expiration of any rights, options, warrants or conversion privileges with respect to the issuance of which an adjustment to the Base Price had been made, if such shall not have been exercised, the Base Price shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) such shares of Common Stock, if any, that were issued or sold for the consideration actually received by CT upon such exercise plus the consideration, if any, actually received by CT for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Base Price by an amount in excess of the amount of the adjustment initially made thereto in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

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



            (n) In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the Rights pursuant to this Agreement in accordance with the essential intent and principles hereof then, in each such case, the Board of Directors shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the Rights pursuant to this Agreement (whose determination shall be conclusive unless the Holder shall, within five (5) days of receipt of the Adjustment Certificate setting forth the adjustment made, request that the determination be made pursuant to the Appraisal Procedures) and shall promptly make the adjustments described therein.

         5. Termination. This Agreement and the Rights shall automatically terminate without further action upon completion of the transfer of Warrants from CT-F2-GP or its Affiliate, as the case may be to CT MP II or its Affiliate, as the case may be, and then from CT MP II or its Affiliate, as the case may be, to General REMI II or its Affiliates, as the case may be, in accordance with the Preliminary Statement hereof.

         6. Transfer. The Rights are not transferable except to any partner of the Partnership and thereafter to a direct or indirect wholly owned entity of Citigroup Inc. or Travelers Property Casualty Corp.

         7. Communication. Any notice or other communication to be given hereunder shall be given by hand delivery, by overnight carrier, in each case at the addresses set forth in this section, and shall be deemed to have been given when received. CT or the Holder may change its address for receiving notices by giving written notice of such change to the other.

         If to CT, to:         Capital Trust, Inc.
                               605 Third Avenue, 26th Floor
                               New York, New York 10016
                               Attn: Chief Financial Officer

         With a copy to:       Battle Fowler LLP
                               75 East 55th Street
                               New York, New York 10022
                               Attn: Thomas E. Kruger

         If to the Holder, to: Travelers General Real Estate
                               Mezzanine Investments II, LLC
                               205 Columbus Boulevard, 9PB
                               Hartford, CT 06183-2030
                               Attn:  Duane Nelson, Esq.
                               Real Estate Investment Number: 12833

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



         With copies to:       Citigroup Investments Inc.
                               388 Greenwich Street, 36th Floor
                               New York, New York 10013
                               Attn: Mr. Michael Watson
                               Real Estate Investment Number: 12833

                               Loeb & Loeb LLP
                               1000 Wilshire Boulevard, Suite 1900
                               Los Angeles, California 90017
                               Attn: Andrew S. Clare, Esq.

         8. Headings. The headings of this Agreement have been inserted as a matter of convenience and shall not affect the construction hereof.

         9. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         10. Amendment, Waiver, etc. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of CT and the majority in interest of the Holders.

     IN WITNESS WHEREOF, CT and General REMI II have caused this Agreement to be executed as of March 8, 2000.

                                         CAPITAL TRUST, INC.

                                         By:      /s/  John R. Klopp
                                                 -----------------------------
                                         Name:    John R. Klopp
                                         Title:   Chief Executive Officer

                                         TRAVELERS GENERAL REAL ESTATE
                                         MEZZANINE INVESTMENTS II, LLC

                                         By:      /s/  Michael Watson
                                                 -----------------------------
                                         Name:    Michael Watson
                                         Title:   Vice President





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